SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2003

Anza Capital, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

3200 Bristol Street, Suite 700 Costa Mesa, CA 92626 (Address of principal executive offices) (zip code)

(714) 866-2100 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

On July 18, 2003, we entered into a Securities Exchange Agreement by and between Anza Capital, Inc., American Residential Funding, Inc. ("AMRES"), and Sutter Holding Company, Inc. ("Sutter") (the "Agreement"). The transaction was described more fully in a Current Report on Form 8-K dated August 1, 2003 and filed with the Commission on August 4, 2003.

On December 18, 2003, the parties to the Agreement entered into a Mutual Rescission of Securities Exchange Agreement whereby they agreed to rescind the transactions contemplated by the Agreement in their entirety, and all parties returned all consideration. Anza returned to Sutter the 66,496 shares of Sutter common stock, Sutter returned to AMRES the 1,000,000 shares of Series A Preferred Stock, and Sutter returned to Anza the Warrants.

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EXHIBITS

Item No.	Description

10.1	Mutual Rescission of Securities Exchange Agreement dated December 18, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2003	Anza Capital, Inc.,
a Nevada corporation

/s/ Vincent Rinehart

By Vincent Rinehart
Its: President and Chief Executive Officer

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